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                                                                   Exhibit 10.21


[SPEEDFAM-IPEC LETTERHEAD]


                                  May 28, 1999


Mr. Sanjeev Chitre
SpeedFam-IPEC, Inc.
305 North 54th Street
Chandler, AZ 85226

Dear Sanjeev:

     This letter agreement (the "Agreement") is to confirm the terms of your resignation as the employee Chairman of the Board of SpeedFam-IPEC, Inc. (the "Company"). Based on our recent discussions, I understand that your last day of employment will be May 31, 1999 (your "Termination Date"). Your resignation does not affect your status as a member of the Company's Board of Directors and you have agreed to remain on the Board as a non-employee Co-Chairman.

     In connection with your termination of employment, the Company has proposed to provide you with the severance benefits described below, provided that before your Termination Date, you sign a release of claims in the form attached hereto as Exhibit A (the "Release"). Beginning eight (8) days after you have signed the Release but not earlier than your Termination Date (and assuming that the Release is not revoked by you within such eight-day period), you shall receive the following severance and other benefits:

     1.   A lump-sum payment of $614,157 less applicable withholding.

     2. Continued medical and dental coverage for you and your eligible dependents under the Company's medical and dental plans at the same cost that is paid by active employees. This coverage will last until the earlier of (a) eighteen (18) months from the Termination Date, or
          (b) the date upon which you and your dependents become covered under another employer's group medical and dental plans that provides comparable benefits and levels of coverage. (Instead of this coverage, you may elect the legally-mandated "COBRA" coverage, but as you know, COBRA requires that you pay 102% of the total cost of the coverage, not just the active employee portion of the coverage.)

     3. You may exercise any vested Company stock options in accordance with their terms and until the end of the post-termination period of exercisability that is specified in the applicable option agreements.

     4. Of course, the Company also will pay all accrued vacation, expense reimbursements and any other benefits due to you through your Termination Date in accordance with established Company plans and policies.


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                                                              Mr. Sanjeev Chitre
                                                              May 28, 1999
                                                              Page 2


     5. The Company will assign you title to the 1995 Lincoln Continental automobile that currently is leased by the Company for your use, and to the Company-owned condominium located at 5200 South Lakeshore Drive, Unit No. 124, Tempe, Arizona. The automobile's book value is $15,606.60. The condominium's book value is $127,825.31. In consideration for such assignments, you agree that until May 31, 2001 you will provide such consulting as shall be requested by the Company's CEO at no expense to the Company. The Company will reimburse your out-of-pocket expenses incurred in connection with your consulting services in accordance with the Company's standard policies if the expenses have been approved in advanced by the Company's CEO or CFO. You are responsible for all taxes with respect to such assignments.

     6. Beginning June 1, 1999 (that is, your first day as a nonemployee member of the Company's Board of Directors), you will be entitled to receive the same annual retainer, meeting fees and stock options that are provided to the Company's nonemployee directors.

     The provisions of this Agreement (including the Release) set forth the entire agreement between you and the Company concerning your resignation. Any other promises, written or oral, are replaced by the provisions of this Agreement and are no longer effective unless they are contained in this document. This Agreement may be amended only in a written amendment that is signed by you and Richard Faubert.

     If any term of this Agreement is held to be invalid, void or unenforceable, the remainder of the Agreement shall remain in full force and effect and shall in no way be affected. In such an event, you and the Company agree to our mutual best efforts to find an alternative way to achieve the same result.

     By signing below, you acknowledge that you are entering into this Agreement knowingly and voluntarily. In addition, you hereby acknowledge by your signature that you have carefully read and fully understand all the provisions of this Agreement and of the Release.

                                             Sincerely,


                                             /s/ Richard J. Faubert
                                             -------------------------------
                                             Richard J. Faubert

     The foregoing terms are accepted and approved.

Date: May 28, 1999                           /s/ Sanjeev Chitre
                                             -------------------------------
                                             Sanjeev Chitre

[SpeedFam-IPEC, Inc. Letterhead]
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[SPEEDFAM-IPEC LOGO]

                                    EXHIBIT A

                            MUTUAL RELEASE OF CLAIMS

     This Mutual Release of Claims ("Release") is made by and between SpeedFam-IPEC, Inc. (the "Company") and Sanjeev Chitre ("Employee") effective May 28, 1999.

                                    RECITALS

         1. Employee was employed by the Company as its Chairman of the Board.

         2. The Company and Employee (collectively referred to as "the Parties") have documented the severance benefits the Company has agreed to pay Employee in connection with Employee's resignation in the letter to which this Release is attached (the "Separation Letter").

         NOW THEREFORE, in connection with the promises made herein and in the Separation Letter, the Company and Employee hereby agree as follows:

         1. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of any confidentiality agreement between Employee and the Company.

         2. Payment of Salary. The Company represents and Employee acknowledges and represents that the Company has paid (or will pay pursuant to the terms of the applicable plan or program and the Separation Letter) all salary, wages, bonuses, commissions, accrued vacation and expense reimbursements and any and all other benefits due to Employee through the Employee's Termination Date.

         3. Release of Claims. Employee agrees that the consideration set forth in the Separation Letter represents settlement in full of all outstanding obligations owed to Employee by the Company or any subsidiary of the Company. Employee and the Company, on behalf of themselves and their respective heirs, agents, representatives, immediate family members, executors, assigns, directors, employees, attorneys, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, hereby fully and forever release each other and their respective heirs, agents, representatives, immediate family members, executors, assigns, directors, employees, attorneys, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations and agree not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee or the Company may possess against each other from any omissions, acts or facts that have occurred up until and including the Effective Date of this Release including, without limitation,


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[SPEEDFAM-IPEC LOGO]

                (a) any and all claims relating to or arising from Employee's relationship with the Company or any subsidiary of the Company and the termination of that relationship;

                (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company or any subsidiary of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

                (c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; invasion of privacy; false imprisonment; and conversion;

                (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and the California Labor Code and all amendments to each such Act as well as the regulations issued thereunder;

                (e) any and all claims for violation of the federal, or any state, constitution;

                (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

                (g) any and all claims for attorneys' fees and costs.

Employee and the Company agree that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. If any legal action or other legal proceeding relating to the enforcement of any provision of this Release is brought by either party, the prevailing party in such action shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which such party may be entitled).

         4. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Release. Employee acknowledges that the consideration given for this waiver and Release is in addition to anything of value to which Employee was already entitled. Employee


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[SPEEDFAM-IPEC LOGO]

further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Release; (b) he has at least twenty-one (21) days within which to consider this Release; (c) he has seven
(7) days following the execution of this Release by the Parties to revoke the Release, and (d) this Release shall not be effective until the revocation period has expired. Any revocation should be in writing and delivered to Richard Faubert at the Company's principal place of business, by close of business on the seventh day from the date that Employee signs this Release.

         5. Continuation of Indemnification. Nothing withstanding anything in this Release or the Separation Letter to the contrary, nothing in this Release or the Separation Letter shall, or shall be deemed to, terminate the existing Indemnification Agreement between the Company and Employee (the "Indemnification Agreement"), or release either party from any obligation under the Indemnification Agreement with respect to any claim or matter for which Employee is entitled to indemnification under the Indemnification Agreement, regardless of whether the acts, omissions or other facts on which any such claim or matter is based occurred or first arose on, before or after the Effective Date.

         6. Pending or Future Lawsuits. Employee and the Company represent to each other that they have no lawsuits, claims, or actions pending in their name, or on behalf of any other person or entity, against each other or any other person or entity referred to herein. Employee and the Company also represent to each other that as of the Effective Date, they do not have any basis for, and do not intend to bring any claims on their behalf or on behalf of any other person or entity against each other or any other person or entity referred to herein.

         7. Application for Employment. Employee understands and agrees that, as a condition of this Release, he shall not be entitled to any employment with the Company, its parents, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company, its parents, its subsidiaries and any successor. Employee also waives any right to work as an independent contractor for the Company, its subsidiaries, its parents and any successor, except that Employee shall serve as nonemployee member of the Company's Board of Directors under such terms as the Board of Directors and the Company's stockholders shall determine from time to time.

         8. Confidentiality. The Parties agree to maintain in complete confidence the contents and terms of this Release, and the consideration for this Release. The Parties agree to disclose the contents and terms of this Release only to Employee's immediate family and to those attorneys, accountants, tribunals and governmental entities who have a reasonable need to know (or as required by applicable law, or governmental agency or tribunal) the contents and terms of this Release.

         9. No Cooperation. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any lawsuits, disputes, claims, charges, or complaints by any third party against the Company (including any subsidiary of the Company, and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company or any subsidiary in his, her or its capacity as such on behalf of the Company or any subsidiary) unless under a subpoena, court order or otherwise required by law to do so.



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[SPEEDFAM-IPEC LOGO]

         10. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of the Separation Letter. Employee agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid thereunder by the Company and any penalties or assessments thereon.

         11. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Release.

         12. Arbitration. The Parties agree that any and all disputes arising out of the terms of the Separation Letter and this Release, their interpretation, and any of the matters herein released, including any potential claims of harassment, discrimination or wrongful termination shall be subject to binding arbitration, to the extent permitted by law, in Phoenix, Arizona before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. THE PARTIES AGREE AND HEREBY WAIVE THEIR RIGHT TO JURY TRIAL AS TO MATTERS ARISING OUT OF THE TERMS OF THE SEPARATION LETTER AND THIS RELEASE AND ANY MATTERS HEREIN RELEASED TO THE EXTENT PERMITTED BY LAW. The parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award.

         13. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Release. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Release. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

         14. No Representations. Each Party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Release. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Release.

         15. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Release shall continue in full force and effect without said provision.

         16. Entire Agreement. This Release, the Separation Letter and the Invention Assignment and Confidentiality Agreement represent the entire agreement and understanding between the Company and Employee concerning the subject matter herein, and supersede and replace any and all prior agreements and understandings.

         17. No Oral Modification. This Release may be amended only in writing signed by Employee and the President of the Company.



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         18. Effective Date. This Release is effective eight days after it has been signed by both Parties (the "Effective Date").

         19. Counterparts. This Release may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         20. Voluntary Execution of Release. This Release is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

                (a) They have read this Release;

                (b) They have been represented in the preparation, negotiation, and execution of this Release by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                (c) They understand the terms and consequences of this Release and of the releases it contains;

                (d) They are fully aware of the legal and binding effect of this Release.

         IN WITNESS WHEREOF, the Parties have executed this Release on the respective dates set forth below.



                                             SPEEDFAM-IPEC, INC.

Dated: May 28, 1999                          /s/ Richard Faubert
                                             ---------------------------
                                             Richard Faubert



                                             EMPLOYEE, an individual



Dated: May 28, 1999                          /s/ Sanjeev Chitre
                                             ---------------------------
                                             Sanjeev Chitre






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